UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2020

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55053 (Commission File Number)	46-3590850 (I.R.S. Employer Identification No.)

1427 S. Robertson Blvd.

Los Angeles, CA 90035

(Address of principal executive offices) (zip code)

(877) 238-4492

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Crown Bridge Partners Settlement

As we previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2020, on March 2, 2020, we held an initial closing under a Securities Purchase Agreement (the “Crown SPA”) and corresponding Convertible Promissory Note (the “Crown Note”) with Crown Bridge Partners, LLC (“Crown”), dated February 25, 2020. Under the Crown SPA and the Crown Note, issued Crown the Crown Note in the principal amount of Fifty Thousand Dollars ($50,000) in exchange for Forty Three Thousand Two Hundred Fifty Dollars ($43,250), with the remaining going to an original issuance discount of $5,000 and $1,750 for Crown’s legal counsel for drafting the loan documents. The Crown Note had an interest rate of Ten Percent (10%) per annum and matured twelve (12) months from the date of the funding, or March 2, 2021. In addition to issuing the Crown Note, we issued Crown a warrant to purchase 416,666 shares of our common stock at an exercise price of $0.12 per share. The warrant contained a cashless exercise provision and expired five years after the date of issuance.

On May 18, 2020, we closed a settlement with Crown under the terms of a Settlement Agreement and Mutual General Release dated May 15, 2020 (the “Crown Settlement Agreement”). Pursuant to the terms of the Crown Settlement Agreement, we paid Crown Fifty Thousand Dollars ($50,000) in full satisfaction of the Crown Note and for the surrender of the Crown Warrant. As a result of the settlement, the Crown SPA, the Crown Note and the Crown Warrant have been terminated and Crown does not own any of our securities, and is not owed any money or securities from us, as a result of the Crown SPA, the Crown Note or the Crown Warrant.

The description of the Crown Settlement Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.1.

Auctus Fund Settlement

As we previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2020, on February 26, 2020, we closed a Securities Purchase Agreement (the “Auctus SPA”) and corresponding Convertible Promissory Note (the “Auctus Note”) with Auctus Fund, LLC (“Auctus”), dated February 24, 2020. Under the Auctus SPA and the Auctus Note, issued Auctus the Auctus Note in the principal amount of One Hundred Twelve Thousand Seven Hundred Fifty Dollars ($112,750) in exchange for One Hundred Thousand Dollars ($100,000), with the remaining going to an original issuance discount of $10,000 and $2,750 for Auctus’ legal counsel for drafting the loan documents. The Auctus Note had an interest rate of Twelve Percent (12%) per annum and a maturity date of December 24, 2020. In addition to the Auctus Note, we issued Auctus a warrant to acquire 1,127,500 shares of our common stock at an exercise price of $0.05 per share. The warrant contained a cashless exercise provision and expired on the fifth anniversary of the warrant.

On May 19, 2020, we closed a settlement with Auctus under the terms of a Settlement Agreement and Mutual General Release dated May 18, 2020 (the “Auctus Settlement Agreement”). Pursuant to the terms of the Auctus Settlement Agreement, we paid Auctus One Hundred Seventeen Thousand Seven Hundred Fifty Dollars ($117,750) in full satisfaction of the Auctus Note and for the surrender of the Auctus Warrant. As a result of the settlement, the Auctus SPA, the Auctus Note and the Auctus Warrant have been terminated and Auctus does not own any of our securities, and is not owed any money or securities from us, as a result of the Auctus SPA, the Auctus Note or the Auctus Warrant.

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The description of the Auctus Settlement Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.2.

EMA Financial Settlement

As we previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2020, on February 26, 2020, we closed a Securities Purchase Agreement (the “EMA SPA”) and corresponding Convertible Promissory Note (the “EMA Note”) with EMA Financial, LLC (“EMA”), dated February 24, 2018. Under the EMA SPA and the EMA Note, we issued EMA the EMA Note in the principal amount of Seventy Five Thousand Dollars ($75,000) in exchange for Sixty Thousand Dollars ($60,000), with the remaining going to an original issuance discount of $11,250, $1,000 to EMA for due diligence, and $2,750 for EMA’s legal counsel for drafting the loan documents. The EMA Note had an interest rate of Ten Percent (10%) per annum and a maturity date of November 24, 2020. In addition to the EMA Note, we were obligated to issue EMA a warrant to acquire shares of our common stock but had not yet issued the warrant (the “EMA Warrant”).

On May 18, 2020, we closed a settlement with EMA under the terms of a Settlement Agreement and Mutual General Release dated May 15, 2020 (the “EMA Settlement Agreement”). Pursuant to the terms of the EMA Settlement Agreement, we paid EMA Seventy Five Thousand Dollars ($75,000) in full satisfaction of the EMA Note and for EMA to surrender their right to the EMA Warrant. As a result of the settlement, the EMA SPA, the EMA Note and the EMA Warrant have been terminated and EMA does not own any of our securities, and is not owed any money or securities from us, as a result of the EMA SPA, the EMA Note or the EMA Warrant.

The description of the EMA Settlement Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.3.

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Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Settlement Agreement between Blow & Drive Interlock Corporation and Crown Bridge Partners, LLC dated May 15, 2020
10.2	Settlement Agreement between Blow & Drive Interlock Corporation and Auctus Fund, LLC dated May 18, 2020
10.3	Settlement Agreement between Blow & Drive Interlock Corporation and EMA Financial, LLC dated May 15, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2020	Blow & Drive Interlock Corporation a Delaware corporation

/s/ David Haridim
	By:	David Haridim
	Its:	Chief Executive Officer and Chief Financial Officer

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